Exhibit 10.2

EIGHTH AMENDMENT TO AMENDED AND RESTATED
MASTER REPURCHASE AGREEMENT

THIS EIGHTH AMENDMENT TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT (this “Amendment”), dated as of July 27, 2016 (the “Effective Date”), is made and entered into among NVR MORTGAGE FINANCE, INC., a Virginia corporation (the “Seller”), U.S. BANK NATIONAL ASSOCIATION, as agent (in such capacity, the “Agent”) and a Buyer, and the other Buyers (the “Buyers”).

RECITALS

A.The Seller and the Buyers are parties to an Amended and Restated Master Repurchase Agreement dated as of August 2, 2011 as amended by a First Amendment to Amended and Restated Master Repurchase Agreement dated as of August 1, 2012, a Second Amendment to Amended and Restated Master Repurchase Agreement dated as of November 13, 2012, a Third Amendment to Amended and Restated Master Repurchase Agreement dated as of November 29, 2012, a Fourth Amendment to Amended and Restated Master Repurchase Agreement dated as of July 31, 2013, a Fifth Amendment to Amended and Restated Master Repurchase Agreement dated as of July 30, 2014, a Sixth Amendment to Amended and Restated Master Repurchase Agreement dated as of July 29, 2015, and a Seventh Amendment to Amended and Restated Master Purchase Agreement dated as of January 18, 2016 (the “Repurchase Agreement”); and

B.The Seller and the Buyers now desire to amend certain provisions of the Repurchase Agreement as set forth herein.

AGREEMENT

In consideration of the premises herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, all parties hereto agree as follows:

Section 1.Definitions.  Capitalized terms used and not otherwise defined in this Amendment have the meanings specified in the Repurchase Agreement.

Section 2.Amendments.  The Repurchase Agreement is hereby amended as follows:

2.1Definitions.  Section 1.2 of the Repurchase Agreement is hereby amended by adding or amending and restating, as applicable, the following defined terms to read in their entireties as follows:

“Buyers’ Margin Percentage” means:

(a)for all Eligible Loans except Mortgage Loans (USBHM), Jumbo Mortgage Loans, Super Jumbo Mortgage Loans, High LTV Mortgage Loans and Rural Development Guaranteed Housing Loans, ninety-seven percent (97% ), provided that if at any time the HUD Compare Ratio as shown on the most recent Compliance Certificate delivered to the Agent is greater than or equal to 1.60 to 1.00, the Agent may, at its option, adjust the Buyers' Margin Percentage for FHA Loans to no less than (A) if such HUD Compare Ratio is greater than or equal to 1.60 to 1.00 but less than 1.80 to 1.00, seventy-five percent (75%); (B) if such HUD Compare Ratio is greater than or equal to 1.80 to 1.00 but less than 2.00 to 1.00, fifty percent (50%); and (C) if such HUD Compare Ratio is greater than 2.00 to 1.00, zero (0%);

(b)for Mortgage Loans (USBHM), one hundred percent (100%);

(c)for Jumbo Mortgage Loans other than Mortgage Loans (USBHM), ninety-five percent (95%);

(d)for Super Jumbo Mortgage Loans other than Mortgage Loans (USBHM), ninety-three percent (93%);

(e) for High LTV Mortgage Loans, ninety-seven percent (97%);

(f)for Rural Development Guaranteed Housing Loans other than Mortgage Loans (USBHM), ninety-two percent (92%); and

(g)for Wet Loans, the Buyer’s Margin Percentage for the underlying type of Purchased Loan that would apply if such Purchased Loan were a Dry Loan.

“Jumbo Mortgage Loan” means a conventional Mortgage Loan that would otherwise be an Agency Conforming Mortgage Loan (and is not an FHA or VA Mortgage Loan) secured by a first Lien Mortgage except that the original principal amount is more than the maximum Agency loan amount but not more than One Million Five Hundred Thousand Dollars ($1,500,000).

“Super Jumbo Mortgage Loan” means a conventional Mortgage Loan that would otherwise be an Agency Conforming Mortgage Loan (and is not an FHA or VA Mortgage Loan) secured by a first Lien Mortgage except that the original principal amount is greater than or equal to One Million Five Hundred Thousand Dollars ($1,500,000).

“Termination Date” means the earlier of (i) July 26, 2017, and (ii) the date when the Buyers’ Commitments are terminated pursuant to this Agreement, by order of any Governmental Authority or by operation of law.

2.2Transaction Sublimits.  Section 4 of the Repurchase Agreement is amended and restated in its entirety as follows:

4.2.Transaction Sublimits.  The following sublimits shall also be applicable to the Transactions hereunder such that after giving effect to any proposed Transaction and after giving effect to any repurchase, addition or substitution of any Mortgage Loan hereunder, the following shall be true (subject, in each case, to the Agent’s discretionary authority under Section 22.5):

(a)The Aggregate Outstanding Purchase Price of Conforming Mortgage Loans may be as much as one hundred percent (100%) of the Maximum Aggregate Commitment.

(b)The Aggregate Outstanding Purchase Price of all Purchased Loans that are Wet Loans shall not exceed (x) seventy-five percent (75%) of the Maximum Aggregate Commitment on any of the first five and last five Business Days of any month or (y) forty percent (40%) of the Maximum Aggregate Commitment on any other day (the “Wet Loans Sublimit”).

(c)The Aggregate Outstanding Purchase Price of all Purchased Loans that are of the type listed in the first column of the following table shall not exceed the percentage of the Maximum Aggregate Commitment listed in the second column of the table (the name of the Sublimit is set forth in the third column); provided, that such sublimits shall not apply to any Mortgage Loan (USBHM):

Type of Purchased Loan	Maximum Percentage of Maximum Aggregate Commitment	Name of Sublimit
High LTV Mortgage Loans	15%	“High LTV Mortgage Loans Sublimit”
Jumbo Mortgage Loans and Super Jumbo Mortgage Loans, collectively	25%	“Jumbo Mortgage Loans Sublimit”
Rural Development Guaranteed Housing Loans	50%	“Rural Development Guaranteed Housing Loans Sublimit”
State Housing Bond Mortgage Loan	25%	“State Housing Bond Mortgage Loan Sublimit”

(d)[Intentionally Omitted.]

2.3Margin Call Deadline.  Section 6.2 of the Repurchase Agreement is amended and restated to read in its entirety as follows:

6.2.Margin Call Deadline.  If the Agent delivers a Margin Call to the Seller at or before 12:00 p.m. on any Business Day, then the Seller shall transfer cash and/or Additional Purchased Loans as provided in Section 6.1 on the same Business Day.  If the Agent delivers a Margin Call to the Seller after 12:00 p.m. on any Business Day, then the Seller shall transfer cash and/or Additional Purchased Loans by no later than 12:00 p.m. on the next following Business Day.

2.4Approved Investors.  Schedule AI to the Repurchase Agreement is amended and restated in its entirety to read as set forth on Exhibit C to this Amendment.

2.5Eligible Loans.  Schedule EL to the Repurchase Agreement is amended and restated in its entirety to read as set forth on Exhibit E to this Amendment.

Section 3.Representations, Warranties, Authority, No Adverse Claim.

3.1Reassertion of Representations and Warranties, No Default.  The Seller hereby represents and warrants that on and as of the date hereof and after giving effect to this Amendment (a) all of the representations and warranties in the Repurchase Agreement are true, correct, and complete in all respects as of the date hereof as though made on and as of such date, except for changes permitted by the terms of the Repurchase Agreement, and (b) there will exist no Default or Event of Default under the Repurchase Agreement, as amended by this Amendment, on such date that the Buyers have not waived.

3.2Authority, No Conflict, No Consent Required.  The Seller represents and warrants that it has the power, legal right, and authority to enter into this Amendment and has duly authorized by proper corporate action the execution and delivery of this Amendment and none of the agreements herein contravenes or constitutes a default under any agreement, instrument, or indenture to which the Seller is a party or a signatory, any provision of the Seller’s articles of incorporation or bylaws, or any other agreement or requirement of law or results in the imposition of any Lien on any of its property under any agreement binding on or applicable to the Seller or any of its property except, if any, in favor of the Buyers.  The Seller represents and warrants that no consent, approval, or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the execution and delivery by the Seller of this Amendment or the performance of obligations of the Seller herein described, except for those that the Seller has obtained or provided and as to which the Seller has delivered certified copies of documents evidencing each such action to the Buyers.

3.3No Adverse Claim.  The Seller hereby warrants, acknowledges, and agrees that no events have taken place and no circumstances exist at the date hereof that would give the Seller a basis to assert a defense, offset, or counterclaim to any claim of the Agent or the Buyers with respect to the Seller’s obligations under the Repurchase Agreement as amended by this Amendment.

Section 4.Conditions Precedent.  The effectiveness of the amendments hereunder shall be subject to satisfaction of the following conditions precedent:

4.1The Agent shall have received the following documents in a quantity sufficient that the Seller and each Buyer may each have a fully executed original of each such document:

(a)this Amendment duly executed by the Seller, the Agent, and the Buyers;

(b)a certificate of the Secretary or an Assistant Secretary of the Seller certifying (i) that there has been no change to Seller’s articles of incorporation or bylaws since copies of the same were delivered to the Agent on August 5, 2008; (ii) as to a copy attached thereto of resolutions authorizing the execution, delivery, and performance of this Amendment, and the other documents and agreements executed and delivered in connection herewith; and (iii) as to the names, incumbency, and specimen signatures of the persons authorized to execute this Amendment on behalf of the Seller; and

(c)such other documents as the Agent reasonably requests.

4.2The Seller shall have paid any outstanding Agent’s Fees and any other fees then due under Article 9 of the Repurchase Agreement.

Section 5.Miscellaneous.

5.1Ratifications.  The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Repurchase Agreement and the other Repurchase Documents.  Except as expressly modified and superseded by this Amendment, the terms and provisions of the Repurchase Agreement and each other Repurchase Document are ratified and confirmed and shall continue in full force and effect.

5.2Survival.  The representations and warranties made by the Seller in this Amendment shall survive the execution and delivery of this Amendment.

5.3Reference to Repurchase Agreement.  Each of the Repurchase Documents, including the Repurchase Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Repurchase Agreement as amended hereby, is hereby amended so that any reference in such Repurchase Document to the Repurchase Agreement shall refer to the Repurchase Agreement as amended and modified hereby.

5.4Applicable Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York as applicable to the Repurchase Agreement.

5.5Successors and Assigns.  This Amendment is binding upon and shall inure to the benefit of the Agent, the Buyers, the Seller, and their respective successors and assigns, except that the Seller may not assign or transfer any of its rights or obligations hereunder without the prior written consent of each of the Buyers.

5.6Counterparts.  This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

5.7Headings.  The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

5.8ENTIRE AGREEMENT.  THIS AMENDMENT AND THE OTHER REPURCHASE DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above.

NVR MORTGAGE FINANCE, INC., as Seller

By:	/s/ Robert W. Henley
Name:	Robert W. Henley
Title:	President

[Signature Page 1 to Eighth Amendment to
Amended and Restated Master Repurchase Agreement]

U.S. BANK NATIONAL ASSOCIATION, As Agent and as a Buyer

By:	/s/ Kathleen Connor
Name:	Kathleen Connor
Title:	Senior Vice President

[Signature Page 2 to Eighth Amendment to
Amended and Restated Master Repurchase Agreement]

EXHIBIT C TO
EIGHTH AMENDMENT TO

AMENDED AND RESTATED
MASTER REPURCHASE AGREEMENT

SCHEDULE AI
TO MASTER REPURCHASE AGREEMENT

Approved Investors List
Investor	S&P CP Rating	Moody’s CP Rating	Related Parent Company	Product Approval
Amerihome Mortgage Company	N/A	N/A		Conforming/Non-conforming
BB&T	A-1	P-1	Branch Banking and Trust Company	Conforming/Non-conforming
Caliber Home Loans, Inc.	N/A	N/A		Conforming
Citimortgage, Inc.	A-1	P-1	Citibank, NA	Conforming/Non-conforming
Coastal Federal Credit Union of Raleigh	N/A	N/A		Conforming/Non-conforming
Dollar Bank, FSB	N/A	N/A		Conforming/Non-conforming
Everbank Financial Corp	N/A	N/A		Conforming/Non-conforming
Federal Home Loan Mortgage Corp. (Freddie Mac)	N/A	N.A		Conforming
Federal National Mortgage Assoc. (Fannie Mae)	N/A	N/A		Conforming
Fifth Third Bank	N/A	N/A		Conforming
First Guaranty Mortgage Corporation	N/A	N/A		Conforming
First National Bank	N/A	N/A	FNB Corporation	Conforming/Non-conforming
Government National Mortgage Assoc.	N/A	N/A		Conforming
Huntington Bank	N/A	N/A		Conforming/Non-conforming
Impac Mortgage Corp	N/A	N/A		Conforming/Non-conforming
JPMorgan Chase Bank	A-1	P-1	JPMorgan Chase Bank, N.A.	Conforming/Non-conforming
PennyMac Loan Services, LLC	N/A	N/A	PennyMac Mortgage Inv Trust	Conforming/Non-conforming
Redwood Residential Acquisition Corporation	N/A	N/A		Conforming
Roundpoint Mortgage Servicing Corp	N/A	N/A		Conforming
Sandy Spring Bank	N/A	N/A		Conforming/Non-conforming
Stearns Lending, Inc	N/A	N/A		Conforming
SunTrust Mortgage, Inc.	A-2	P-2	Suntrust Banks, Inc.	Conforming/Non-conforming
US Bank Home Mortgage	A-1	P-1		Conforming/Non-conforming
Wells Fargo Home Mortgage	A-1	P-1	Wells Fargo Bank, N.A.	Conforming/Non-conforming
Housing Agencies
Delaware State Housing Authority	N/A	N/A		Conforming
District of Columbia Housing Finance Agency	N/A	N/A		Conforming
Florida Housing Finance Corporation	N/A	N/A		Conforming

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Housing Finance Authority of Hillsborough County, FL	N/A	N/A	Conforming
Housing Opportunities Commission	N/A	N/A	Conforming
Illinois Housing Development Authority	N/A	N/A	Conforming
Indiana Housing & Community Development Authority	N/A	N/A	Conforming
Kentucky Housing Corp.	N/A	N/A	Conforming
Maryland Community Development	N/A	N/A	Conforming
New Jersey Housing Finance	N/A	N/A	Conforming
North Carolina Housing Finance	N/A	N/A	Conforming
Ohio Housing Finance Agency	N/A	N/A	Conforming
Pennsylvania Housing Finance	N/A	N/A	Conforming
South Carolina Housing Finance	N/A	N/A	Conforming
State of New York Mortgage Agency	N/A	N/A	Conforming
Tennessee Housing Finance	N/A	N/A	Conforming
Virginia Housing Finance	N/A	N/A	Conforming
West Virginia Housing Finance	N/A	N/A	Conforming
Port of Greater Cincinnati	N/A	N/A	Conforming
National Homebuyer Fund	N/A	N/A	Conforming

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Exhibit E to
EIGHTH Amendment to

Amended and Restated
Master Repurchase Agreement

SCHEDULE EL
To Amended and Restated Master Repurchase Agreement

ELIGIBLE LOANS

“Eligible Loans” means Single-family Loans that are amortizing Conforming Mortgage Loans with original terms to stated maturities of thirty (30) years or less and that satisfy all applicable requirements of this Agreement for Conforming Mortgage Loans, and shall also mean Single-family Loans that are FHA Mortgage Loans, Rural Development Housing Guaranteed Mortgage Loans, State Housing Bond Mortgage Loans, Jumbo Mortgage Loans, Super Jumbo Mortgage Loans, High LTV Mortgage Loans and Mortgage Loan (USBHM), that otherwise meet all criteria for Eligible Loans set forth on this Schedule EL and are not subject to a Disqualifier. Each Mortgage Loan must be secured by a first priority Lien on its related Mortgaged Premises. It may bear interest at a fixed interest rate, at a fluctuating interest rate or at a fixed or fluctuating interest rate for part of its term followed, respectively, by a fluctuating or fixed interest rate for the remainder of its term. No Mortgage Loan shall be an Eligible Loan at any time:

(1)If the Mortgaged Premises securing it is a mobile home, manufactured housing, or cooperative housing unit.

(2) That contains or is otherwise subject to any contractual restriction or prohibition on the free transferability of such Mortgage Loan, all Liens securing it and all related rights (other than Legal Requirements requiring notification to its obligor(s) of any transfer of it or of its servicing or administration), either absolutely or as security.

(3)If any of its owners-mortgagors is a corporation, partnership or any other entity that is not a natural person or a trust for natural persons unless its full payment when due is guaranteed by a natural person.

(4)If any of its owner-mortgagors is an Affiliate of the Seller or any of the Seller's or any such Affiliate's directors, members, or appointed officers.

(5)Whose related Mortgaged Premises are not covered by a Hazard Insurance Policy.

(6)That is a construction or commercial loan.

(7)If the Loan was originated or acquired by the Seller more than thirty (30) days before its Purchase Date.

(8)That is In Default or ever was In Default.

(9)That contains any term or condition such that the repayment schedule results in the outstanding principal balance increasing over time, rather than amortizing, whether or not such Mortgage Loan is deemed to be an "option ARM", "negative amortization" or "graduated payment" loan.

(10)In connection with the origination of which a policy of single-premium life insurance on the life of a mortgagor, borrower or guarantor was purchased.

(11)That (i) is subject to the special Truth-in-Lending disclosure requirements imposed by Section 32 of Regulation Z of the Federal Reserve Board (12 C.F.R. §226.32) or any similar state or local Law relating to high interest rate credit or lending transactions or (ii) contains any term or condition, or involves any loan origination practice, that (1) has been defined as "high cost", "high risk", "predatory", "covered", "threshold" or a similar term under any such applicable federal, state or local law, (2) has been expressly categorized as an "unfair" or "deceptive" term, condition or practice in any such applicable federal, state or local law (or the regulations promulgated thereunder) or (3) by the terms of such Law exposes assignees of Mortgage Loans to possible civil or criminal liability or damages or exposes any Buyer or the Agent to regulatory action or enforcement proceedings, penalties or other sanctions.

(12)That the Seller or any Affiliate has previously warehoused with any other Person, whether under a lending arrangement or an arrangement involving a sale in contemplation of a subsequent further sale to (or securitization by) a secondary mortgage market purchaser, whether with or without the Seller's having any conditional repurchase or other

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recourse obligation, and that was rejected or became ineligible or disqualified to be lent against or purchased and held by such other Person.

(13)That the Seller or any Affiliate sold and transferred, or attempted to sell and transfer, to any other Person.

(14)That has a loan-to-value ratio greater than eighty percent (80%) unless (i) such Mortgage Loan is guaranteed by VA or USDA or is insured by FHA or private mortgage insurance provided by a provider acceptable to the Agent, or (ii) such Mortgage Loan is a High LTV Mortgage Loan or a Rural Development Guaranteed Housing Loan and has a loan-to-value ratio less than one hundred and five percent (105%).

(15)As to which any Disqualifier exists.

(16)Unless all of the Seller's right, title and interest in and to the Purchased Loan is subject to a first priority perfected security interest in favor of the Agent for the benefit of the Buyers subject to no other liens, security interests, charges or encumbrances other than the Seller's right to repurchase the Purchased Loan hereunder.

(17)Unless all the representations and warranties set forth in this Agreement, including, without limitation, Section 15.3 and Schedule 15.4 are true and correct with respect to such Purchased Loan at all times on and after the related Purchase Date. provided, however, that, notwithstanding any provision to the contrary in this Agreement, the Seller shall have three (3) Business Days after issuance of the Custodian's Exception Report to correct any document exceptions listed therein.

(18)That is not covered by an Investor Commitment.

(19)That, except in the case of a Conforming Mortgage Loan, an FHA Loan, a State Housing Bond Mortgage Loan or a High LTV Mortgage Loan, is not subject to a firm Investor Commitment from an Approved Non-Conforming Investor and underwritten to the guidelines of, and eligible for sale to, at least two (2) Approved Non-Conforming Investors, at least one of which that has an unsecured, unenhanced commercial paper ratings of at least A-1 and P-1 (or an acceptable Affiliate of such an entity), and the sale of such Mortgage Loan is to be limited to an Approved Non-Conforming Investor (or an acceptable Affiliate of such entity).

(20)In the case of Jumbo Mortgage Loans, Super Jumbo Mortgage Loans, the Customer’s FICO score is less than 680.

(21)In the case of Rural Development Housing Guaranteed Mortgage Loans, he Customer’s FICO score is less than 620.

Clauses 14, 17, 19, 20 and 21 above shall not apply to any Mortgage Loan (USBHM).

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